Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock Option and Incentive Plan of Yatra Online, Inc. of our report dated June 30, 2017, with respect to the consolidated financial statements of Yatra Online, Inc. included in this Annual Report (Form 20-F) for the year ended March 31, 2017.

/s/ Ernst & Young Associates LLP

Gurgaon, India

June 30, 2017